                                                                Exhibit (o)(iii)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors/Trustees, Principal Executive Officer and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc. and SunAmerica Focused Series, Inc. (collectively, the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Joseph P. Kelly, Robert M. Zakem, J. Steven Neamtz and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission including registration statements on Form N-1A and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                         Title                                    Date
---------                         -----                                    ----
/s/ Peter A. Harbeck              Director/Trustee                         April 27, 2004
---------------------------
Peter A. Harbeck

/s/ Donna M. Handel               Treasurer (Principal Financial           April 27, 2004
---------------------------       and Accounting Officer)
Donna M. Handel

/s/ Jeffrey S. Burum              Director/Trustee                         April 27, 2004
---------------------------
Jeffrey S. Burum

/s/ Samuel M. Eisenstst           Director/Trustee and                     April 27, 2004
---------------------------       Chairman
Samuel M. Eisenstat

Signature                         Title                                    Date
---------                         -----                                    ----
/s/ Stephen J. Gutman             Director/Trustee                         April 27, 2004
---------------------------
Stephen J. Gutman

/s/ William F. Devin              Director/Trustee                         April 27, 2004
---------------------------
William F. Devin

/s/ Dr. Judith L. Craven          Director/Trustee                         April 27, 2004
---------------------------
Dr. Judith L. Craven

/s/ Robert M. Zakem               President (Principal                     April 27, 2004
---------------------------       Executive Officer)
Robert M. Zakem

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